EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information contact:
Carrie Grapenthin	Paul Longhini
Navigant Corporate Communications	Navigant Investor Relations
312.573.5636	312.583.5836

NAVIGANT ACQUIRES CYMETRIX, A LEADING HEALTHCARE REVENUE CYCLE MANAGEMENT FIRM

Strengthens Navigant’s Business Portfolio & Expands Outsourcing Platform, Providing a Catalyst for Growth

- Navigant Management to Host Conference Call Today at 5:30 p.m. ET-

CHICAGO – May 14, 2014 – Navigant (NYSE: NCI) announced today that it has acquired Cymetrix Corporation, a privately held revenue cycle management firm that specializes in providing outsourcing services to hospital and healthcare networks. The addition of Cymetrix’s approximately 600 business process outsourcing employees significantly enhances Navigant Healthcare’s existing physician revenue cycle outsourcing capabilities, which are offered through Navigant’s Alleviant subsidiary, and establishes Navigant Healthcare as a leading provider of end-to-end revenue cycle management services. The newly acquired company will operate as Navigant Healthcare Cymetrix.

Under the terms of the acquisition agreement, Navigant paid approximately $75 million in cash at closing to acquire 100% of the stock of Cymetrix and may pay up to an additional $25 million to the selling stockholders based on the acquired company’s achievement of certain post-closing performance targets.

“The acquisition of Cymetrix aligns with our strategic growth plans and is transformative for Navigant – creating new opportunities for us to evolve and expand our business platform beyond consulting services to incorporate more data analytics products, technology-enabled solutions, and operations outsourcing,” stated Julie Howard, Navigant Chairman and Chief Executive Officer. “These complementary and adjacent solutions extend the value we can bring to our clients from strategy and advisory services all the way through to execution. Moreover, the acquisition adds new recurring revenue streams with higher predictabilty and offers us a catalyst for accelerated revenue growth.”

Founded in 2001, Cymetrix is a national leader in providing healthcare organizations and hospital-affiliated physician practices with end-to-end revenue cycle outsourcing solutions. Cymetrix creates custom solutions that are designed to deliver sustained improvement in performance and profitability while ensuring the patient experience and hospital mission are served. Cymetrix Chief Executive Officer, Michael Halberda, will continue to lead the company’s day-to-day operations as part of Navigant Healthcare.

“Cymetrix’s client base spans more than 200 hospitals and health networks nationwide, and it is a leader in helping clients improve their operating margins while focusing on clinical care,” said David Zito, Managing Director and Navigant Healthcare segment leader. “Market forces like ICD-10 and the move toward a pay-for-performance system are placing new demands and extreme cost pressures on hospitals. The increasing complexity in the revenue cycle process will encourage healthcare providers to consider outsourcing to alleviate that aspect of administration. With the Cymetrix team, we are now able to offer our clients a premier option for devising the best strategy as well as implementation services.”

Cymetrix has received many industry accolades for its solutions including the highest score in the “Best in KLAS Awards” for Software & Services and #1 for its extended business office services for the second year in a row. It is one of only three U.S. firms certified as “MAP Keys Compliant” by the Healthcare Financial Management Association (HFMA).

“We are excited to be joining Navigant, an organization that shares our passion for the Healthcare industry and commitment to designing innovative solutions that help our clients realize their goals,” said Cymetrix Chief Executive Officer, Michael Halberda. “We are looking forward to developing additional and expanded solutions that enable our clients to focus on their mission in the midst of significant industry change.”

Jayson Yardley, Cymetrix President added, “Michael and I are very energized about the opportunities for growth our Cymetrix team members will have as a result of this transaction. The expanded client base will generate additional demand for the resources, solutions and delivery capabilities provided by Navigant Healthcare Cymetrix – all of which will create more and diverse professional growth and personal reward opportunities for our people.”

Navigant updated its 2014 financial outlook to include the acquisition of Cymetrix and expected impact of the post-acquisition integration of the acquired business. Full year 2014 revenues before reimbursements (RBR) are expected to range between $772 and $816 million including $37 – $41 million from Cymetrix over the remainder of 2014 with total revenues for 2014 estimated in the range of $848 and $892 million including $38 – $42 million from Cymetrix. Adjusted earnings per share for full year 2014 is estimated to be between $0.94 and $1.06 reflecting Cymetrix acquisition-related dilution of $0.07 to $0.09 per share which is in addition to the previously disclosed first quarter due diligence costs that had already been reflected into the Company’s outlook for full year 2014. Adjusted EBITDA for full year 2014 is expected to remain in a range between $120 and $130 million.

Navigant management will host a conference call to discuss the acquisition further on Wednesday, May 14 at 5:30 p.m. ET. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 800.779.9314 (773.756.4634 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website.

About Navigant Healthcare

Navigant Healthcare, a business segment of Navigant, works collaboratively across a spectrum of clients in the payer, provider and life sciences space. Its professionals consist of industry thought leaders, healthcare executives, clinicians, physicians and seasoned consultants who assist health systems, physician organizations, payers and life sciences companies in designing, developing and implementing integrated, technology-enabled solutions that create high-performing healthcare organizations. Through a unique interdisciplinary approach leveraging the depth and breadth of experience, Navigant Healthcare enables clients to build their capabilities and achieve sustainable peak performance around quality of care, cost, leadership, and culture in today’s changing healthcare environment.

About Navigant

Navigant (NYSE: NCI) is a specialized, global expert services firm dedicated to assisting clients in creating and protecting value in the face of critical business risks and opportunities. Through senior level engagement with clients, Navigant professionals combine technical expertise in Disputes and Investigations, Economics, Financial Advisory and Management Consulting, with business pragmatism in the highly regulated Construction, Energy, Financial Services and Healthcare industries to support clients in addressing their most critical business needs. More information about Navigant can be found at www.navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the success of the Company’s organizational changes and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and market and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission ( SEC ), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

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